As Filed with the Securities and Exchange Commission on August 25, 2025

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ORAGENICS, INC.

(Exact name of registrant as specified in its charter)

FLORIDA	59-3410522
(State or other jurisdiction of incorporation or organization	(I.R.S. Employer Identification No.)

1990 Main Street, Suite 750

Sarasota, FL 34236

813-286-7900

(Address, including zip code, and telephone number, including area code of registrant’s principal executive offices)

2021 EQUITY INCENTIVE PLAN

(Full Title of the Plans)

Janet Huffman,

Chief Executive Officer

1990 Main Street, Suite 750

Sarasota, FL 34236

813-286-7900

(Name, Address and Telephone number of Agent for Service)

Copies to:

Mark A. Catchur, Esquire

Julio C. Esquivel, Esquire

Shumaker, Loop & Kendrick, LLP

101 E. Kennedy Blvd., Suite 2800

Tampa, Florida 33602

(813) 229-7600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

EXPLANATORY NOTE

This Registration Statement on Form S-8 of Oragenics, Inc. (the “Company”) is being filed to register 3,060,628 additional shares of Company common stock authorized for issuance under the 2021 Equity Incentive Plan (the “2021 Plan”) (which is an amendment and restatement of the Company’s 2012 Equity Incentive Plan), pursuant to General Instruction E to Form S-8. The table below summarizes the Plan, as amended to date and the registration statements previously filed to cover shares authorized for issuance under the Plan.

Summary Plan Table

Plan History	Date	Authorized Shares		Post-Split January 2023	Post-Split June 2025	Registration Statement
2021 Equity Incentive Plan	February 2022	10,000,000	*	166,667	5,556	333-263821
First Amendment to 2021 Plan	December 2023	1,000,000		1,166,667	38,889	333-276460
Second Amendment to 2021 Plan	December 2024	2,000,000		3,166,667	105,556	333-283841
Third Amendment to 2021 Plan	August 2025	3,060,628			3,166,667

*On January 20, 2023, the Company effected a 1-for-60 reverse stock split and the amounts reflected prior to the January 2023 reverse split have been adjusted for such reverse split. On December 14, 2023, the Company’s shareholders approved an increase in the number of authorized shares for issuance under the Plan from 166,667 shares to 1,166,667 shares or an additional 1,000,000 shares. On December 11, 2024, the Company’s shareholders approved an increase in the number of authorized shares for issuance under the Plan from 1,166,667 shares to 3,166,667 shares or an additional 2,000,000 shares. On May 2, 2025, the Company’s shareholders approved (i) an amendment to the Company Articles of Incorporation to effect a reverse stock split in a ratio of One-for-Five (1-for 5) to One-for Fifty (1-for-50), with such ratio to be determined in the discretion of the Company’s Board of Directors and (ii) an amendment to the Company’s 2021 Equity Incentive Plan to increase the number of common shares available for issuance under the 2021 Equity Incentive Plan from 3,166,667 shares of Common Stock, as reduced by any reverse stock split implemented by the Company’s Board of Directors, back up to 3,166,667 shares of Common Stock after the implementation of such reverse stock split. On June 3, 2025, the Company effected a 1-for-30 reverse stock split and the amounts reflected prior to the June 2025 reverse split have been adjusted for such reverse split. Accordingly, this Registration Statement registers an additional 3,060,628 shares approved by the Company’s shareholders in order bring the shares available under the 2021 Equity Incentive Plan back to 3,166,667.

Pursuant to General Instruction E to Form S-8, the contents of the previously filed Registration Statement, on Form S-8 (No. 333-263821), filed on March 24, 2022, are incorporated herein by reference herein, except to the extent supplemented, amended or superseded by the information set forth herein. Only those items of Form S-8 containing new information not contained in the earlier registration statements are presented herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Securities Act Rule 428(b)(1).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

This Registration Statement on Form S-8 incorporates by reference the following documents we previously filed with the Securities and Exchange Commission:

●	Registration Statement on Form S-8 filed March 24, 2022 (File No. 333-263821), Registration Statement on Form S-8 filed January 10, 2024 (File No. 333-276460) and Registration Statement on Form S-8 filed on December 16, 2024;

●	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 14, 2025;

●	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 and June 30, 2025 filed with the Commission on May 9, 2025 and August 8, 2025, respectively; and

●	the Registrant’s Current Reports on Form 8-K, filed with the Commission on each of January 17, 2025, January 21, 2025, February 5, 2025, February 18, 2025, March 6, 2025, March 27, 2025, April 9, 2025, May 2, 2025, May 20, 2025, May 28, 2025, July 2, 2025 and August 11, 2025.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 (and any related exhibits) of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or amended, to constitute a part of the Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 607.0850 of the Florida Business Corporation Act (the “FBCA”) permits, in general, a Florida corporation to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding, including the estimated expenses of litigating the proceeding to conclusion and the expenses actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith in a manner he or she reasonably believed to be in, or not opposed to the best interests of the corporation and, in criminal actions or proceedings, additionally had no reasonable cause to believe that his or her conduct was unlawful. Section 607.0850(6) of the FBCA permits the corporation to pay such costs or expenses in advance of a final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if he or she is ultimately found not to be entitled to indemnification under the FBCA. Section 607.0850 of the FBCA provides that the indemnification and advancement of expense provisions contained in the FBCA shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

As provided in our bylaws and under Florida law, our Directors shall not be personally liable to our company or any other person for monetary damages for breach of duty of care or any other duty owed to our company as a Director, unless the breach of or failure to perform those duties constitutes:

●	a violation of criminal law, unless the Director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful;
●	a transaction from which the Director received an improper personal benefit, directly or indirectly;
●	in a proceeding by or in the right of our company or a shareholder, an act or omission which involves a conscious disregard for the best interests of our company or which involves willful misconduct;
●	in a proceeding by or in the right of someone other than our company or a shareholder, an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property; or
●	a distribution made in violation of Florida law.

Our bylaws provide that we are required to indemnify any Director, officer, employee or agent made a party to a proceeding because he is or was our Director, officer, employee or agent against liability incurred in the proceeding if he acted in good faith and in a manner the Director reasonably believed to be in or not opposed to our best interests and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

Our bylaws and Florida law also provide that we shall indemnify a Director, officer, employee or agent who has been successful on the merits or otherwise in the defense of any proceeding to which he was a party, or in defense of any claim, issue or matter therein, because he is or was a Director, officer, employee or agent of our company against expenses actually and reasonably incurred by him in connection with such defense.

The FBCA also empowers a corporation to provide insurance for directors and officers against liability arising out of their positions, even though the insurance coverage may be broader than the corporation’s power to indemnify. We maintain directors’ and officers’ liability insurance for the benefit of our directors and officers.

Item 7. Exemption From Registration Claimed.

Not applicable.

Item 8. Exhibits.

See the Exhibit Index immediately following the signature page which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sarasota, State of Florida this 25th day of August, 2025.

Oragenics, Inc.

By:	/s/ Janet Huffman
Janet Huffman
Chief Executive Officer Chief Financial Officer, Principal Executive Officer and Principal Financial Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of Oragenics, Inc., hereby constitutes and appoints Janet Huffman, as their true and lawful attorney-in-fact and agents, for them and in their name, place and stead, in any and all capacities, to sign their names to any and all amendments to this Registration Statement on Form S-8, including post-effective amendments and other related documents, and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys, full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, and the undersigned for himself hereby ratifies and confirms all that said attorney shall lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this S-8 Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Janet Huffman	Chief Executive Officer, Chief Financial Officer, Principal Executive Officer and	August 25, 2025
Janet Huffman	Principal Accounting Officer

/s/ Charles Pope	Chairman of the Board and	August 25, 2025
Charles L. Pope	Director

/s/ Frederick W. Telling	Director	August 25, 2025
Frederick W. Telling

/s/ Robert C. Koski	Director	August 25, 2025
Robert C. Koski

/s/ Alan W. Dunton	Director	August 25, 2025
Alan W. Dunton

/s/ John Gandolfo	Director	August 25, 2025
John Gandolfo

EXHIBIT INDEX

Exhibit Number	Exhibit Description
4.1	Amended and Restated Articles of Incorporation as amended prior to December 29, 2017 (including certificates of designation of Series A, B and C Preferred Stock). (incorporated by reference as Exhibit 3.1 to Form 8-K filed on December 29, 2017)

4.2	Articles of Amendment to Amended and Restated Articles of Incorporation dated effective December 29, 2017 (incorporated by reference as Exhibit 3.2 to Form 8-K filed on December 29, 2017)

4.3	Articles of Amendment to Amended and Restated Articles of Incorporation effective January 19, 2018 (incorporated by reference as Exhibit 3.1 to Form 8-K filed on January 1, 2018)

4.4	Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference as Exhibit 3.4 to Form 8-K filed on June 26, 2018)

4.5	Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference as Exhibit 3.5 to Form 8-K filed on February 28, 2022)

4.6	Articles of Amendment to Amended and Restated Articles of Incorporation (incorporated by reference as Exhibit 3.1 to Form 8-K filed on January 23, 2023)

4.7	Amendment to Articles of Incorporation to Increase Common Stock (incorporated by reference as Exhibit 3.1 to Form 8-K filed on December 8, 2023)

4.8	Amendment to Articles of Incorporation to Effectuate Reverse stock Split (incorporated by reference as Exhibit 3.1 to Form 8-K filed on December 15, 2023)

4.9	Bylaws (incorporated by reference as Exhibit 3.2 to the Registration Statement on form SB-2 filed on December 16, 2002)

4.10	First Amendment to Bylaws (incorporated by reference as Exhibit 3.1 to Form 8-K filed on June 9, 2010)

4.11	Second Amendment to Bylaws (incorporated by reference as Exhibit 3.1 to Form 8-K filed on August 24, 2010)

4.12	Third Amendment to Bylaws (incorporated by reference as Exhibit 3.9 to Form 8-K filed on February 28, 2022)

4.13	2021 Equity Incentive Plan (incorporated by reference as Exhibit 10.1 to Form 8-K filed on February 28, 2022).

4.14	First Amendment to Equity Incentive Plan (incorporated by reference to Exhibit 4.2 to Form 8-K filed on December 15, 2023)

4.15	Second Amendment to Equity Incentive Plan (incorporated by reference to Exhibit 4.3 to Form 8-K filed on December 16, 2024)

4.16	Third Amendment to Equity Incentive Plan

4.17	Form Stock Option Award Agreement (Directors) (incorporated by reference to Exhibit 10.2 to Form 8-K filed on February 28, 2022)

4.18	Form Stock Option Award Agreement (Employees) (incorporated by reference to Exhibit 10.3 to Form 8-K filed on February 28, 2022)

4.19	Form Stock Option Award Agreement (Consultants) (incorporated by reference to Exhibit 10.4 to Form 8-K filed on February 28, 2022)

4.20	.Description of the Registrant’s Securities Registered Pursuant to Section 12 of the Securities Exchange Act of 1934 incorporated by reference to Exhibit 4.8 to the Company’s Annual Report on Form 10-K filed on March 29, 2024.

5.1	Opinion of Shumaker, Loop & Kendrick, LLP, as to the legality of the securities being registered.

23.1	Consent of Independent Registered Public Accounting Firm, Cherry Bekaert, LLP.

23.3	Consent of Shumaker, Loop & Kendrick, LLP to the use of their opinion as an Exhibit to this Registration Statement is included in the opinion filed herewith as Exhibit 5.1.

24.1	Power of Attorney (included with the signature page to this Registration Statement).

107	Filing Fee Table.